                                                                    EXHIBIT 4.10


     THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF ANY STATE (COLLECTIVELY, THE "ACTS"). NEITHER THE WARRANT NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL OF AIRTECH INTERNATIONAL GROUP, INC. TO THE EFFECT THAT SUCH REGISTRATIONS ARE NOT REQUIRED.

                        No. of Shares of Common Stock: ______

                                       WARRANT

                             To Purchase Common Stock of

                          AIRTECH INTERNATIONAL GROUP, INC.

     THIS IS TO CERTIFY THAT ___________________________________, or its
registered assigns, is entitled, at any time form the Warrant Issuance Date (as hereinafter defined) to the Expiration Date (as hereinafter defined), to purchase from Airtech International Group, Inc., a Wyoming corporation (the "Company"), _________________________ (_________) shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, including fractional parts, at a purchase price equal to $2.00 per share (subject to any adjustments made to such amount as provided herein) on the terms and conditions and pursuant to the provisions hereinafter set forth.

1.   DEFINITIONS

          As used in this Warrant, the following terms have the respective meanings set forth below:

          "Business Day" means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of Texas.

          "Commission" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

          "Common Stock" means the Common Stock, par value $.05 per share, of the Company as constituted on the Warrant Issuance Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.4 hereof.

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          "Current Warrant Price" means $2.00 subject to any adjustments to such amount made in accordance with Section 4 hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

          "Expiration Date" means January ____, 2002.

          "Holder" means the Person in whose name the Warrant or Warrant Stock set forth herein is registered on the books of the Company maintained for such purposes.

          "Market Price" per Common Share means the average of the closing bid prices of the Common Shares as reported on the National Association of Securities Dealers Automated Quotation System for the National Market, ("NASDAQ") or, if such security is not listed or admitted to trading on the NASDAQ, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing bid price of such security on the over-the-counter market on the day in question as reported by the National Association of Security Dealers, Inc., or a similar generally accepted reporting service, as the case may be, for the five (5) trading days immediately preceding the date of determination.

          "Other Property" has the meaning set forth in Section 4.4 hereof.

          "Person" means any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          "Restricted Common Stock" means shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in
Section 8.1(a) hereof.

          "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Transfer" means any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

          "Transfer Notice" has the meaning set forth in Section 8.2 hereof.

          "Warrant Issuance Date" means January ____, 2000.

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          "Warrants" means this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

          "Warrant Price" means an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to
Section 2.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

          "Warrant Stock" shall mean the shares of Common Stock purchased by the holders of the Warrants upon the exercise thereof.

2.   EXERCISE OF WARRANT

          2.1.   MANNER OF EXERCISE.   From and after the Warrant Issuance
Date and until 5:00 P.M., Dallas, Texas time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder. In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at the office or agency designated by the Company pursuant to Section 11 hereof, (i) a written notice of Holder's election to exercise this Warrant, in the form attached as Exhibit "A" to this Warrant (the "Exercise Notice"), duly executed by Holder or its agent or attorney, specifying the number of shares of Common Stock to be purchased, (ii) payment to the Company of the Warrant Price in cash or by wire transfer or cashier's check drawn on a United States bank and (iii) this Warrant. Upon receipt of the items referred to in clauses (i), (ii) and (iii) above, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as Holder shall request in the Exercise Notice and shall be registered in the name of Holder or, subject to Section 8 hereof, such other name as shall be designated in the Exercise Notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant was exercised by payment to the Company of the Warrant Price. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

          2.2. PAYMENT OF TAXES AND CHARGES. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, and without any preemptive rights. The Company shall pay all expenses in connection with, and all transfer taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof.

          2.3. FRACTIONAL SHARES. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Market Price per share of Common Stock on the relevant exercise date.

          2.4. CONTINUED VALIDITY. A holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part (other than a holder who acquires such shares after the same have been publicly sold pursuant to Rule 144 thereunder), shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as Holder under Sections 8, 9 and 13 of this Warrant.

3.   TRANSFER, DIVISION AND COMBINATION

          3.1. TRANSFER. Subject to compliance with Section 8 hereof, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the office or agency designated by the Company pursuant to Section 11 hereof, together with a written assignment of this Warrant substantially in the form of EXHIBIT B attached to this Warrant duly executed by Holder or its agent or attorney. Upon such surrender, the Company shall, subject to Section 8 hereof, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Section 8 hereof, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

          3.2. DIVISION AND COMBINATION. Subject to Section 8 hereof, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section 3.1 and with Section 8 hereof, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

          3.3. EXPENSES. The Company shall prepare, issue and deliver at its own expense the new Warrant or Warrants under this Section 3.

          3.4. MAINTENANCE OF BOOKS. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

4.   ADJUSTMENTS

          The number of shares of Common Stock for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

          4.1. SUBDIVISIONS AND COMBINATIONS. If at any time prior to the Expiration Date the Company shall:

                 (a) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                 (b) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or

                 (c)     declare a stock dividend,

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

          4.2. REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of the Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate, subject to the Holder's consent, in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.2, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.2 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

          4.3 STOCK DIVIDENDS. If the Company shall declare a dividend or any other distribution upon any of its capital stock which is payable in shares of Common Stock, the Current Warrant Price shall be reduced to the quotient obtained by dividing (i) the number of shares of Common Stock and Common Stock equivalents outstanding immediately prior to such declaration multiplied by the then effective Current Warrant Price by (ii) the total number of shares of Common Stock and Common Stock equivalents outstanding immediately after such declaration, and the number of shares of Common Stock issuable upon exercise of the Warrants shall be adjusted as provided in
Section 4.1.

          4.4. OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price provided for in this Section 4:

                 (a) WHEN ADJUSTMENTS TO BE MADE. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                 (b) FRACTIONAL INTERESTS. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share.

                 (c) WHEN ADJUSTMENT NOT REQUIRED. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                 (d) MINIMUM ADJUSTMENT. Notwithstanding the foregoing, no adjustment to the Current Warrant Price shall be made if such adjustment results in a change in the Current Warrant Price then in effect of less than one percent (1%) and any adjustment of less than one percent (1%) of any Current Warrant Price shall be carried forward and shall be made at the time of and together with any subsequent adjustment that, together with the adjustment or adjustments so carried forward, equals one percent (1%) or more; PROVIDED HOWEVER, that upon the exercise of this Warrant, the Company shall have made all necessary adjustments (to the nearest cent) not theretofore made to the Current Warrant Price up to and including the date upon which this Warrant is exercised.

          4.5. NO VOTING RIGHTS. This Warrant shall not entitle its Holder to any voting rights or other rights as a shareholder of the Company.

5.   NOTICES TO HOLDER

          5.1. NOTICE OF ADJUSTMENTS. Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of this Warrant, shall be adjusted pursuant to Section 4 hereof, the Company shall forthwith prepare a certificate to be executed by an executive officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.2 hereof) describing the number and kind of any other shares of stock, securities or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the holder in accordance with Section 13.2 hereof. The Company shall keep at its office or agency designated pursuant to Section 11 hereof copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by Holder, its representatives, or any prospective purchaser of a Warrant designated by Holder.

          5.2. NOTICE OF CORPORATE ACTION. If at any time the Company shall prepare to take any action of the type described in Section 4 hereof, then, in any one or more of such cases, the Company shall give to Holder at least thirty (30) Business Days' prior written notice specifying the record date, if any, with respect to any such action and the appropriate date on which such action is to take place. Such notice in accordance with the foregoing clause also shall specify the facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known on the date of such notice) on the Current Warrant Price and the number, kind or class of shares, securities or Other Property which shall be deliverable upon

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exercise of this Warrant.  Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 13.2 hereof.

6.   NO IMPAIRMENT

          The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, and (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

7.   RESERVATION AND AUTHORIZATION OF COMMON STOCK

          From and after the Warrant Issuance Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

8.   RESTRICTIONS ON TRANSFERABILITY

          The Warrants and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 8, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any Warrant Stock. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 8.

          8.1.   RESTRICTIVE LEGEND.

                 (a) Holder by accepting this Warrant and any Warrant Stock agrees that this Warrant and the Warrant Stock issuable upon exercise hereof may not be assigned or otherwise transferred unless and until (i) the Company has received an opinion of counsel for Holder that such securities may be sold pursuant to an exemption from registration under the Securities Act or (ii) a registration statement relating to such securities has been filed by the Company and declared effective by the Commission.

                 (b) Each certificate for Warrant Stock issuable hereunder shall bear a legend substantially worded as follows unless such securities have been sold pursuant to an effective registration statement under the Securities Act:

                         "The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws. The securities may not be offered for sale, sold, assigned, offered, transferred or otherwise distributed for value except (i) pursuant to an effective registration statement under the Act or any state securities laws or (ii) pursuant to an exemption from registration or prospectus delivery requirements under the Act or any state securities laws in respect of which the Company has received an opinion of counsel satisfactory to the Company to such effect."

                 (c) Except as otherwise provided in this Section 8, this Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

                         "This Warrant and the shares issuable upon exercise of this Warrant have not ben registered under the Securities Act of 1933, as amended, or the Securities Act of any state (collectively, the "acts"). Neither the Warrant nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of in the absence of an effective registration statement under the Acts or an opinion of counsel satisfactory to counsel of Airtech International Group, Inc. to the effect that such registrations are not required."

          8.2. NOTICE OF PROPOSED TRANSFERS. Prior to any Transfer or attempted Transfer of any Warrants or any shares of Restricted Common Stock, Holder shall give five (5) days' prior written notice (a "Transfer Notice") to the Company of Holder's intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and obtain from counsel to Holder an opinion that the proposed Transfer of such Warrants or such Restricted Common Stock may be effected without registration under the Securities Act or state securities laws. After the Company's receipt of the Transfer Notice and opinion, such Holder shall thereupon be entitled to Transfer such Warrants or such Restricted Common Stock, in accordance with the terms of the Transfer Notice. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such Transfer and the Warrant issued upon such Transfer shall bear the restrictive legends set forth in
Section 8.1, unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act.

          8.3. TERMINATION OF RESTRICTIONS. Notwithstanding the foregoing provisions of this Section 8, the restrictions imposed by this Section 8 upon the transferability of the Warrants, the Warrant Stock and the Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) and the legend requirements of Section 8.1 shall terminate as to any particular Warrant or share of Warrant Stock or Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) (i) when and so long as such security shall have been effectively registered under the Securities Act and applicable state securities laws and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel that such shares may be transferred without registration thereof under the Securities Act and applicable state securities laws. Whenever the restrictions imposed by this Section 8 shall terminate as to this Warrant, as hereinabove provided, Holder shall be entitled to receive from the Company upon written request of Holder, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

                 "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN WARRANT CONTAINED IN SECTION 8 HEREOF TERMINATED ON ____________, 20 ______, AND ARE OF NO FURTHER AND EFFECT."

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this Section 8 shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legends set forth in Section 8.1.

9.   SUPPLYING INFORMATION

          The Company shall cooperate with Holder in supplying such information as may be reasonably necessary for Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

10.  LOSS OR MUTILATION

          Upon receipt by the Company from Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of Holder shall be sufficient indemnity), and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form lower case surrendered to the Company for cancellation.

11.  OFFICE OF THE COMPANY

          As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant, such office to be initially located at 15400 Knoll Trail, Suite #200, Dallas, Texas 75248,

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

fax (972) 960-9395, provided, however, that the Company shall provide prior written notice to Holder of a change in address no less than thirty (30) days prior to such change.

12.  LIMITATION OF LIABILITY

          No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

13.  MISCELLANEOUS

          13.1. NONWAIVER AND EXPENSES. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Expiration Date. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any direct and indirect losses, damages, costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

          13.2. NOTICE GENERALLY. Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the United States mail, as follows:

                 (1)     if to the Company, to:
                         Airtech International Group, Inc.
                         15400 Knoll Trail, Suite #200
                         Dallas, Texas  75248
                         Attention: James Halter, General Counsel
                         Tel: (972) 960-9400
                         Fax: (972) 960-9395

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

                 (2)     if to Holder to:

                         _______________________________
                         _______________________________
                         _______________________________
                         _______________________________
                         Attention: ____________________
                         Tel: (___)_____________________
                         Fax: (___)_____________________

with a copy to:

                         John G. Rebensdorf, Esq.
                         6116 N. Central Expressway, Suite 1313
                         Dallas, Texas  75206
                         Tel:  (214) 696-9388
                         Fax:  (214) 696-9430

     The Company or Holder may change the foregoing address by notice given pursuant to this Section 13.2.

          13.3. INDEMNIFICATION. The Company agrees to indemnify and hold harmless Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against Holder in any manner relating to or arising out of any failure by the Company to perform or observe in any respect any of its covenants, agreements, undertakings or obligations set forth in this Warrant.

          13.4. SUCCESSORS AND ASSIGNS. Subject to the provisions of Sections 3.1 and 8, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and, with respect to Section 8 hereof, holders of Warrant Stock, and shall be enforceable by any such Holder or holder of Warrant Stock.

          13.5. AMENDMENT. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived only with the prior written consent of the Company and Holder.

          13.6. SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be

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

ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

          13.7. HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

          13.8. GOVERNING LAW. This Warrant shall be governed by the laws of the State of Texas, without regard to the provisions thereof relating to conflict of laws.

                              [SIGNATURE PAGE FOLLOWS,
                        REMAINDER OF PAGE INTENTIONALLY BLANK]

















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

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

Dated: January ____, 2000


                                    AIRTECH INTERNATIONAL GROUP, INC.


                                    By:___________________________________
                                         Name:____________________________
                                         Title:___________________________

ATTEST:


By:___________________________________
     Name:____________________________
     Title:___________________________

                                      EXHIBIT A

                                   EXERCISE NOTICE

                    [To be executed only upon exercise of Warrant]

The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of _______________ Share of Common Stock of Airtech International Group, Inc., and herewith makes payment therefor in cash or by check or bank draft made payable to the Company, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ______________ whose address is __________________________ and whose
Federal Identification Number is _________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

                                  __________________________________________
                                  (Name of Registered Owner)


                                  __________________________________________
                                  (Signature of Registered Owner)


                                  __________________________________________
                                  (Street Address)


                                  __________________________________________
                                  (City)      (State)           (Zip Code)

     NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                                 ASSIGNMENT FORM


          FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:


         Name and                     Federal               Number of Shares
     Address of Assignee        Identification Number        of Common Stock
     -------------------        ---------------------       ----------------




and does hereby irrevocably constitute and appoint ________________________ attorney-in-fact to register such transfer on the books of Airtech International Group, Inc., maintained for the purpose, with full power of substitution in the premises.

     Dated: ____________________       Print Name: ___________________________

                                        Signature: ___________________________

                                        Witness: _____________________________

     NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.